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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF NCR CORPORATION

                                                            Organized under the
                                                                  Laws of
                                                                  -------

NCR Hungary LLC                                                   Delaware
NCR Espana LLC                                                    Delaware
NCR Italia LLC                                                    Delaware
Data Pathing LLC                                                  Delaware
Quantor LLC                                                       Delaware
Compris Technologies, Inc.                                        Georgia
CVSI Inc.                                                         Delaware
CVSI Holdings, Inc.                                               Delaware
Data Pathing Incorporated                                         Delaware
Gasper Corporation                                                  Ohio
International Investments Inc.                                    Delaware
The Microcard Corporation                                         Delaware
The National Cash Register Company                                Maryland
NCR Autotec Inc.                                                  Delaware
NCR European Logistics, Inc.                                      Delaware
The NCR Foundation                                                  Ohio
NCR Government Systems Corporation                                Delaware
NCR International, Inc.                                           Delaware
NCR International Holdings, Inc.                                  Delaware
NCR Ivory Coast, Inc.                                             Delaware
NCR Merger Sub Parent, Inc.                                       Delaware
NCR Nigeria Holdings Inc.                                         Delaware
NCR Overseas Trade Corporation                                    Delaware
NCR Personnel Services Inc.                                       Delaware
NCR Scholarship Foundation                                          Ohio
NCR Venture Fund, L.L.C.                                          Delaware
North American Research Corporation                               Delaware
Old River Software Inc.                                           Delaware
The Permond Solutions Group, Inc.                                 Delaware
Quantor Corporation                                               Delaware
Research Computer Services, Inc.                                  Delaware
Sparks, Inc.                                                        Ohio
Teradata Corporation                                              Delaware
Teradata International Corporation                                Delaware
NCR Argentina S.A.                                               Argentina
NCR Australia Pty. Limited                                       Australia
NCR Superannuation Nominees, Ltd.                                Australia
NCR Oesterreich Ges.m.b.H.                                        Austria
NCR (Bahrain) W.L.L.                                              Bahrain
NCR Belgium & Co. SNC                                             Belgium
NCR (Bermuda) Limited                                             Bermuda
NCR Services Limited                                              Bermuda
Global Assurance Limited                                          Bermuda
NCR Brasil Ltda                                                    Brazil
NCR Monydata Ltda.                                                 Brazil
NCR Canada Ltd.                                                    Canada
The Permond Solutions Group Limited                                Canada
Stirling Douglas Group Inc.                                       Ontario
NCR de Chile, S.A.                                                 Chile
NCR (Shanghai) Technology Services Ltd.                            China
NCR Information Systems (Beijing) Limited                          China
NCR Colombia S.A.                                                 Colombia
NCR (Cyprus) Limited                                               Cyprus
NCR (Middle East) Limited                                          Cyprus

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NCR (North Africa) Limited                                         Cyprus
NCR (IRI) Ltd.                                                     Cyprus
NCR Danmark A/S                                                    Denmark
NCR Dominicana C. por A.                                      Dominican Republic
NCR Finland Oy                                                     Finland
NCR France SNC                                                      France
NCR Antilles S.A.R.L.                                               France
4Front Technologies SA France                                       France
NCR Gabon S.A.R.L.                                                  Gabon
NCR Holding GmbH                                                   Germany
NCR GmbH                                                           Germany
NCR OEM Europe GmbH                                                Germany
NCR Central and Eastern Europe GmbH                                Germany
CVSI Services International GmbH                                   Germany
NCR Czeska republika spol. s.r.o.                               Czech Republic
NCR Ghana Limited                                                   Ghana
NCR (Hellas) S.A.                                                   Greece
NCR (Hong Kong) Limited                                           Hong Kong
NCR (China) Limited                                               Hong Kong
NCR (Asia) Limited                                                Hong Kong
NCR Asia Pacific Logistics Center Limited                         Hong Kong
NCR Magyarorszag Kft.                                              Hungary
NCR Corporation India Private Limited                               India
P. T. NCR Indonesia                                               Indonesia
NCR Global Holdings Limited                                        Ireland
NCR Global Solutions Limited                                       Ireland
NCR International Finance Limited                                  Ireland
NCR Italia S.p.A.                                                   Italy
NCR Japan, Ltd.                                                     Japan
NCR Japan Sales Co., Ltd.                                           Japan
NCR Holdings Ltd.                                                   Japan
Nihon CVSI Inc.                                                     Japan
NCR (Kenya) Limited                                                 Kenya
Afrique Investments Ltd.                                            Kenya
Data Processing Printing and Supplies Limited                       Kenya
NCR Korea YH                                                        Korea
NCR (Macau) Limited                                                 Macau
NCR (Malaysia) Sdn. Bhd.                                           Malaysia
EPNCR (Malaysia) Sdn. Bhd.                                         Malaysia
Compu Search Sdn Bhd                                               Malaysia
NCR de Mexico, S.A. de C.V.                                         Mexico
NCR Nederland N.V.                                               Netherlands
NCR European Logistics Center BV                                 Netherlands
NCR EMEA Regional Care Center B.V.                               Netherlands
NCR Financial Shared Services Center B.V.                        Netherlands
NCR Dutch Holdings B.V.                                          Netherlands
NCR Dutch Holdings C.V.                                          Netherlands
CVSI Holdings BV                                                 Netherlands
CVSI Netherlands BV                                              Netherlands
NCR (NZ) Corporation                                             New Zealand
NCR (Nigeria) PLC                                                  Nigeria
NCR Norge A/S                                                       Norway
NCR Corporation de Centro-America, S.A.                             Panama
NCR del Peru S.A.                                                    Peru
NCR Corporation (Philippines)                                    Philippines
NCR Software Corporation (Philippines)                           Philippines
NCR Polska Sp.z.o.o.                                                Poland
NCR Portugal-Informatica, Lda                                      Portugal
NCR Corporation of Puerto Rico                                   Puerto Rico
NCR A/O                                                             Russia
NCR Singapore Pte Ltd                                             Singapore
NCR Asia Pacific Pte Ltd.                                         Singapore

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NCR International (South Africa) (Pty) Ltd.                       South Africa
NCR Espana, S.A.                                                     Spain
NCR (Switzerland)                                                 Switzerland
National Registrierkassen AG                                      Switzerland
NCR Systems Taiwan Limited                                           Taiwan
NCR Taiwan Software Ltd                                              Taiwan
NCR (Thailand) Limited                                              Thailand
NCR Bilisim Sistemleri LS                                            Turkey
NCR UK Group Limited                                             United Kingdom
NCR UK Holdings Limited                                          United Kingdom
NCR Limited                                                      United Kingdom
Law 2299 Ltd.                                                    United Kingdom
Fluiditi Ltd.                                                    United Kingdom
NCR Properties Limited                                           United Kingdom
NCR Financial Solutions Group Limited                            United Kingdom
Regis Court Management Limited                                   United Kingdom
Melcombe Court Management (Marylebone) Limited                   United Kingdom
4Front Group Plc                                                 United Kingdom
4Front Group UK Ltd.                                             United Kingdom
4Front Technologies UK Limited                                   United Kingdom
Firstpoint Limited                                               United Kingdom
4Front Networks Limited                                          United Kingdom
Datapro Computers Group Limited                                  United Kingdom
4Front Consulting Limited                                        United Kingdom
4Front e-cademy.com Limited                                      United Kingdom
Eurographic Industries Limited                                   United Kingdom
CV Services International (UK) Limited                           United Kingdom
4Soft Limited                                                    United Kingdom
CV Services International (UK) Ltd                               United Kingdom
NCR Zimbabwe (Private) Limited                                      Zimbabwe
N Timms & Co. (Private) Limited                                     Zimbabwe